Exhibit 99.1

Medidata Reports Second Quarter 2019 Results

NEW YORK--(BUSINESS WIRE)--July 23, 2019--Medidata (NASDAQ:MDSO) today announced its financial results for the second quarter of 2019.

“Our good results in the second quarter and for the first half of the year were driven by the strength of our core business,” said Tarek Sherif, chairman and CEO, Medidata. “With our win rate at an all-time high, we continue to gain market share with over 1,300 customers now relying on our platform to power their mission critical drug development activities and accelerate innovation. Acorn AI is off to a fast start, creating significant value for our customers and further differentiating us as the platform of choice for life sciences.

"This quarter we celebrated the 20th anniversary of Medidata, and our 10th as a public company. I am incredibly proud of what we’ve accomplished and the value we have created over the past two decades--most importantly, I’m proud of the impact we are having on patients’ lives. As I think about the next decade, I am excited about the potential that lies ahead for Medidata, our industry and patients, as we move forward in partnership with Dassault Systèmes.”

Second Quarter 2019 Results

  Total revenue was $180.5 million, an increase of 16% compared with $155.9 million in the second quarter of 2018
  Subscription revenue was $150.0 million, an increase of 15% compared with the second quarter of 2018. Professional services revenue was $30.5 million, an increase of 20% compared with the second quarter of 2018
  GAAP operating income was $1.9 million and non-GAAP operating income1, which excludes $5.1 million of merger-related expenses incurred during the quarter, was $41.3 million, representing GAAP and non-GAAP operating margins of 1.1% and 22.9%, respectively
  GAAP net income was $7.9 million, or $0.13 per diluted share, compared with $16.6 million, or $0.27 per diluted share, in the second quarter of 2018. This includes an income tax benefit of $6.1 million related to excess tax benefits from stock-based compensation
  Non-GAAP net income1, which excludes the aforementioned merger-related expenses, was $30.1 million, or $0.48 per diluted share, compared with $26.4 million, or $0.43 per diluted share, in the second quarter of 2018. See the non-GAAP reconciliation included in this release for full details of the non-GAAP adjustments
  Total cash and marketable securities were $206.0 million at the end of the quarter, compared with $240.5 million on December 31, 2018

Additional Highlights:

  Remaining 2019 adjusted subscription backlog2 as of June 30, 2019 was $301 million, an increase of $38 million, or 14%, compared with a year ago
  Total multi-year unadjusted subscription backlog was $1.1B, an increase of 6% from a year ago
  Operating cash flow for the trailing 12 months was $96 million, up 13% from a year ago
  Total customers grew to 1,330, an increase of 23% from a year ago
  Medidata Institute was launched to collaborate with industry thought leaders, redefining technology’s role in advancing science and healthcare
  Medidata received a Gold Stevie® at the 2019 American Business Awards® for the company’s corporate social responsibility program
  Everest Group’s 2019 Life Sciences Clinical Trials Products PEAK Matrix™ recognized Medidata as both a leader and star performer
  IDC’s report (Worldwide Life Science Software Market Shares, 2018), named Medidata as the global leader in Life Science Development Software Revenue. The report cited that Medidata has continued to strengthen its position as the leading vendor in life science development
  Revenue retention rate3 was nearly 100% for the quarter

“In the second quarter, we delivered solid top-line growth of 16% and operating cash flow growth of 29%. I am pleased with the scale in our core business. Consistent with our long-term strategy, we continue to invest in our core Rave applications, scaling our platform, and capturing the value of our data with AI,” said Rouven Bergmann, chief financial officer, Medidata. “While we are no longer providing financial guidance, we remain focused on executing in the second half of the year via our established growth drivers of density, intensity and new customer additions.”

Conference call and earnings guidance

Due to the company's pending acquisition by Dassault Systèmes, it will not host a conference call to discuss its results. Additionally, the company will no longer provide financial guidance.

About Medidata

Medidata is leading the digital transformation of life sciences, with the world's most-used platform for clinical development, commercial, and real-world data. Powered by artificial intelligence and delivered by industry experts, Medidata helps pharmaceutical, biotech, medical device companies, and academic researchers accelerate value, minimize risk and optimize outcomes. Medidata and its companies, Acorn AI and SHYFT, serve more than 1,300 customers and partners worldwide and empower more than 150,000 certified users every day to create hope for millions of patients. Discover the future of life sciences: www.medidata.com

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including, but not limited to, risks related to our pending merger with a subsidiary of Dassault Systèmes, statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. Among other things, the risks and uncertainties include those associated with possible fluctuations in our financial and operating results; integration activities, performance and financial impact of acquired companies; our ability to retain and expand our customer base or increase new business from those customers; and our ability to continue to release, and gain customer acceptance of, new and improved versions of our products. For additional disclosure regarding these and other risks faced by Medidata, see disclosures contained in Medidata’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of Medidata’s Annual Report on Form 10-K for the year ended December 31, 2018. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information, new developments or otherwise, except as required by law.

(1) Non-GAAP Financial Information
Medidata provides non-GAAP operating income, net income, and net income per share data as a supplement to its operating results. These measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP), and may be different from non-GAAP measures used by other companies. Management uses these non-GAAP measures to evaluate its financial results, develop budgets, manage expenditures, and as an important factor in determining variable compensation. In addition, management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Medidata’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are inherent limitations associated with the use of non-GAAP financial measures. Investors are encouraged to review the attached reconciliations of these non-GAAP financial measures to the nearest comparable GAAP measures.

(2) Adjusted subscription backlog equals subscription backlog plus outstanding intra-year renewals valued at an amount equal to the contracts to be renewed.

(3) Revenue retention rate is calculated as the percentage of prior year revenue attributable to customers retained in the current year.

MEDIDATA SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues
Subscription	$150,006	$130,486	$296,881	$257,305
Professional services	30,454	25,419	57,083	47,798
Total revenues	180,460	155,905	353,964	305,103
Cost of revenues (1)(2)
Subscription	29,306	21,602	56,034	41,943
Professional services	20,296	15,899	39,571	31,860
Total cost of revenues	49,602	37,501	95,605	73,803
Gross profit	130,858	118,404	258,359	231,300
Operating costs and expenses
Research and development (1)	48,475	40,789	94,964	78,311
Sales and marketing (1)(2)	44,388	37,106	87,784	73,967
General and administrative (1)	36,090	27,672	68,724	52,859
Total operating costs and expenses	128,953	105,567	251,472	205,137
Operating income	1,905	12,837	6,887	26,163
Interest and other income (expense)
Interest expense	(1,110)	(5,700)	(2,220)	(11,275)
Interest income	599	2,328	1,544	4,416
Other expense, net	381	7,729	353	7,633
Total interest and other (expense) income, net	(130)	4,357	(323)	774
Income before income taxes	1,775	17,194	6,564	26,937
Income tax (benefit) provision	(6,118)	605	(12,474)	23
Net income	$7,893	$16,589	$19,038	$26,914
Earnings per share
Basic	$0.13	$0.29	$0.32	$0.47
Diluted	$0.13	$0.27	$0.31	$0.44
Weighted average common shares outstanding
Basic	60,081	57,448	59,888	57,252
Diluted	62,372	60,874	62,191	60,564
(1) Stock-based compensation expense included in cost of revenues and operating costs and expenses is as follows:
Cost of revenues	$2,871	$1,506	$5,254	$2,774
Research and development	5,005	3,319	9,254	6,173
Sales and marketing	6,046	2,917	11,472	5,561
General and administrative	7,973	7,377	15,579	13,766
Total stock-based compensation	$21,895	$15,119	$41,559	$28,274
(2) Amortization of intangible assets included in costs of revenues and operating costs and expenses is as follows:
Cost of revenues	$1,365	$1,205	$2,729	$2,299
Sales and marketing	505	231	1,011	351
Total amortization of intangible assets	$1,870	$1,436	$3,740	$2,650

MEDIDATA SOLUTIONS, INC.
Reconciliation of GAAP Operating Income and GAAP Net Income to Non-GAAP Operating Income and Non-GAAP Net Income (Unaudited)
(Amounts in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating income:
GAAP operating income	$1,905	$12,837	$6,887	$26,163
GAAP operating margins	1.1%	8.2%	1.9%	8.6%
Stock-based compensation	21,895	15,119	41,559	28,274
Depreciation and amortization	11,646	8,405	22,175	16,218
Contingent consideration adjustments (1)	79	79	240	7
Cash compensation from acquisition-related agreements (2)	705	134	1,295	134
Merger-related costs (3)	5,103	—	5,103	—
Non-GAAP operating income	$41,333	$36,574	$77,259	$70,796
Non-GAAP operating margins	22.9%	23.5%	21.8%	23.2%
Net income:
GAAP net income	$7,893	$16,589	$19,038	$26,914
Stock-based compensation	21,895	15,119	41,559	28,274
Amortization	1,870	1,436	3,740	2,650
Contingent consideration adjustments (1)	79	79	240	7
Cash compensation from acquisition-related agreements (2)	705	134	1,295	134
Merger-related costs (3)	5,103	—	5,103	—
Non-cash interest expense (4)	108	3,963	217	7,871
Gain on step acquisition (5)	(101)	(7,648)	(101)	(7,648)
Tax impact on add-back items (6)	(7,414)	(3,271)	(13,013)	(7,822)
Non-GAAP net income	$30,138	$26,401	$58,078	$50,380
GAAP basic earnings per share	$0.13	$0.29	$0.32	$0.47
GAAP diluted earnings per share	$0.13	$0.27	$0.31	$0.44
Non-GAAP basic earnings per share	$0.50	$0.46	$0.97	$0.88
Non-GAAP diluted earnings per share	$0.48	$0.43	$0.93	$0.83
(1) Change in fair value of acquisition-related contingent liability.
(2) Expense associated with acquisition-related cash compensation agreements entered into with certain employees of SHYFT Analytics, Inc. ("SHYFT").
(3) Expenses incurred related to the planned merger with Dassault Systèmes.

(4) Non-cash interest expense for the three and six months ended June 30, 2019 and 2018 includes amortization of issuance costs of our credit agreement entered into in 2017. Non-cash interest expense for the three and six months ended June 30, 2018 also includes amortization of debt discount and issuance costs of our 1.00% convertible senior notes entered into in 2013 and settled in August 2018.

(5) Elimination of gain related to step acquisition of SHYFT.
(6) Tax impact calculated using a 25% rate.

MEDIDATA SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except per share data)
	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$139,104	$105,440
Marketable securities	66,914	135,105
Accounts receivable, net of allowance for doubtful accounts of $2,018 and $1,999, respectively (1)	198,166	170,744
Capitalized contract costs	24,426	22,247
Prepaid expenses and other current assets	37,615	28,949
Total current assets	466,225	462,485
Restricted cash	7,223	7,205
Operating lease assets (2)	83,554	—
Furniture, fixtures and equipment, net	114,210	98,983
Goodwill	213,976	216,017
Intangible assets, net	26,406	29,546
Deferred tax assets	53,475	45,982
Other assets	58,697	52,994
Total assets	$1,023,766	$913,212
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,672	$7,482
Accrued payroll and other compensation	34,047	51,270
Accrued expenses and other	41,298	37,487
Operating lease liabilities (2)	15,318	—
Deferred revenue	80,435	74,463
Total current liabilities	181,770	170,702
Noncurrent liabilities:
Term loan, net	84,844	88,366
Deferred revenue, noncurrent	2,291	3,843
Deferred tax liabilities	101	99
Operating lease liabilities, noncurrent (2)	92,611	—
Other long-term liabilities	1,690	18,754
Total noncurrent liabilities	181,537	111,062
Total liabilities	363,307	281,764
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 5,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $0.01 per share; 200,000 shares authorized; 67,916 and 66,103 shares issued; 62,461 and 61,348 shares outstanding, respectively	679	661
Additional paid-in capital	629,451	574,667
Treasury stock, 5,455 and 4,755 shares, respectively	(198,003)	(152,849)
Accumulated other comprehensive loss	(4,544)	(4,869)
Retained earnings	232,876	213,838
Total stockholders' equity	660,459	631,448
Total liabilities and stockholders' equity	$1,023,766	$913,212

(1) Unbilled receivables of $51,421 and $38,601, respectively, are included in accounts receivable as of June 30, 2019 and December 31, 2018.
(2) Figures as of June 30, 2019 reflect January 1, 2019 adoption of Accounting Standards Update ("ASU") No. 2016-02, Leases.

Contacts

Investors:
Betsy Frank
917-522-4620
bfrank@medidata.com

Media:
Rosemarie Esposito
646-362-3017
resposito@medidata.com